UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 3, 2012

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina		27410
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 3, 2012, Unifi, Inc. (the “Company”) amended the terms of certain Change in Control Agreements (the “Agreements”) with William L. Jasper, the Company’s Chairman and Chief Executive Officer, R. Roger Berrier, Jr., the Company’s President and Chief Operating Officer, Thomas H. Caudle, Jr., the Company’s Vice President of Manufacturing, Charles F. McCoy, the Company’s Vice President, Secretary, General Counsel, Chief Risk Officer and Corporate Governance & Compliance Officer, and Ronald L. Smith, the Company’s Vice President and Chief Financial Officer (hereinafter referred to individually as an “Officer” and collectively as the “Officers”) to extend the terms of the Agreements, which were to expire on December 31, 2011. The amended Agreements are now effective until the earlier of two (2) years from the date of a change in control if the Officer has not voluntarily terminated his employment for good reason, the termination of the Officer’s employment prior to the change in control, or if no change in control has occurred, December 31, 2014.

The Agreements provide that if an Officer’s employment is terminated involuntarily, other than by death or disability or cause, or voluntarily for good reason, after a change in control of the Company, the Officer will receive certain benefits. The present value of the benefits will be 2.99 times the average total compensation paid to the Officer by the Company during the five (5) calendar years (or the period of the Officer’s employment with the Company if the Officer has been employed with the Company for less than five (5) calendar years) preceding the change in control of the Company, subject to reduction to the extent any such payments or benefits constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, to an amount such that no benefit payment shall be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as determined by the Company’s independent certified public accountants, whose decision shall be binding upon the Company and the Officer. These benefits will be paid to the Officer in equal installments over a twenty-four (24) month period, provided that the payment of such benefit may be subject to delay to comply with Section 409A of the Internal Revenue Code.

A change in control is deemed to occur if, among other things, (i) there shall be consummated any consolidation or merger of the Company in which the Company is not the surviving entity or the sale of all or substantially all of the assets of the Company, (ii) the shareholders of the Company have approved any plan or proposal for the liquidation or dissolution of the Company, (iii) any person acquires twenty percent (20%) or more of the outstanding voting stock of the Company, or (iv) if there is a change in the majority of Directors under specified conditions within a two (2) year period.

The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the amendments, a copy of which are attached hereto as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Amendment No. 1 to the Change in Control Agreement for William L. Jasper, effective December 31, 2011.

10.2	Amendment No. 1 to the Change in Control Agreement for R. Roger Berrier, Jr., effective December 31, 2011.

10.3	Amendment No. 1 to the Change in Control Agreement for Thomas H. Caudle, Jr., effective December 31, 2011.

10.4	Amendment No. 1 to the Change in Control Agreement for Charles F. McCoy, effective December 31, 2011.

10.5	Amendment No. 1 to the Change in Control Agreement for Ronald L. Smith, effective December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/S/ CHARLES F. MCCOY
Charles F. McCoy
Vice President, Secretary and General Counsel

Dated: January 5, 2012

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Amendment No. 1 to the Change in Control Agreement for William L. Jasper, effective December 31, 2011.

10.2	Amendment No. 1 to the Change in Control Agreement for R. Roger Berrier, Jr., effective December 31, 2011.

10.3	Amendment No. 1 to the Change in Control Agreement for Thomas H. Caudle, Jr., effective December 31, 2011.

10.4	Amendment No. 1 to the Change in Control Agreement for Charles F. McCoy, effective December 31, 2011.

10.5	Amendment No. 1 to the Change in Control Agreement for Ronald L. Smith, effective December 31, 2011.